client logo here Supplemental Investor Information February 20, 2020 0

Note Regarding Financial Information On September 10, 2019, EchoStar Corporation (“EchoStar”) transferred to DISH Network Corporation (“DISH”) the former portion of its business that managed, marketed and provided (i) broadcast satellite services primarily to DISH and its subsidiaries (“DISH Network”), and Dish Mexico, S. de R.L. de C.V. and its subsidiaries and (ii) telemetry, tracking and control services to satellites owned by DISH Network and a portion of EchoStar’s other businesses, and certain related assets and business operations (the “BSS Transaction”). The BSS Transaction was structured in a manner intended to be tax-free to EchoStar and its shareholders for U.S. federal income tax purposes. Following consummation of the BSS Transaction, EchoStar no longer operates its former BSS business and, as a result, beginning in the third quarter of 2019, the operating results of EchoStar’s former BSS business, except for certain real estate that transferred in the transaction, will be presented as discontinued operations in EchoStar’s condensed consolidated financial statements. The following unaudited financial information for EchoStar for the quarters ending March 31, June 30, September 30 and December 31, 2018 and 2019 reflect these changes for the periods presented. The unaudited financial information is presented based on information currently available and is intended for information purposes only. In addition, the unaudited financial information is not necessarily indicative of EchoStar’s future financial condition or results of operations. The unaudited financial information should be read in conjunction with the audited consolidated financial statements and accompanying notes in Item 15. Exhibits, Financial Statement Schedules and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations included in EchoStar’s Annual Report on Form 10-K for the year ended December 31, 2019. The data presented is based on available information and assumptions that EchoStar’s management believes are reasonable, factually supportable, reflect the impacts of events directly attributable to the BSS Transaction and for purposes of the statements of operations, are expected to have a continuing impact on EchoStar. The adjustments do not reflect future events that may occur after the BSS Transaction. 1

Post BSS Transaction – Continuing Ops ($000)

	Q1-18	Q2-18	Q3-18	Q4-18	Q1-19	Q2-19	Q3-19	Q4-19
Revenue:								
Services and other revenue	$ 370,885	$ 388,207	$ 399,428	$ 398,708	$ 402,668	$ 402,786	$ 406,537	$ 407,280
Equipment revenue	42,947	50,342	56,846	55,275	51,714	57,645	65,725	91,726
Total revenue	413,832	438,549	456,274	453,983	454,382	460,431	472,262	499,006
Costs and expenses:								
Cost of sales - services and other	138,489	140,842	142,291	142,285	143,347	142,679	143,842	131,485
Cost of sales - equipment	39,071	41,865	46,318	49,346	45,007	46,549	51,188	83,258
Selling, general and administrative expenses	103,257	103,076	107,468	122,287	112,114	149,209	122,629	125,193
Research and development expenses	7,137	6,646	6,545	7,242	6,888	6,388	6,136	6,327
Deprecation and amortization	110,270	113,143	115,324	118,379	118,978	120,267	122,374	129,146
Impairments	-	-	-	65,220	-	-	-	-
Total costs and expenses	398,224	405,572	417,946	504,759	426,334	465,092	446,169	475,409
Operating Income	15,608	32,977	38,328	(50,776)	28,048	(4,661)	26,093	23,597
Other income (expense):								
Interest income	15,635	19,253	21,349	24,038	24,429	23,213	17,175	17,535
Interest expense, net of amounts capitalized	(55,055)	(54,105)	(54,878)	(55,250)	(53,199)	(53,749)	(49,865)	(94,203)
Gains (losses) on investments, net	(36,664)	65,396	2,873	(44,227)	6,937	12,855	8,295	825
Equity in earnings (losses) of unconsolidated affiliates, net	(1,009)	(2,058)	416	(3,303)	(6,354)	(4,754)	(3,209)	(417)
Foreign currency transaction gains (losses), net	209	(11,689)	(4,065)	(38)	(1,160)	1,753	(15,094)	2,911
Other, net	(5)	11,353	817	(916)	(41)	7	(1,493)	1,361
Total other income (expense), net	(76,889)	28,150	(33,488)	(79,696)	(29,388)	(20,675)	(44,191)	(71,988)
Income (loss) from continuing operations before income taxes	(61,281)	61,127	4,840	(130,472)	(1,340)	(25,336)	(18,098)	(48,391)
Income tax provision, net	4,574	(4,886)	(7,962)	1,698	(2,898)	(4,692)	(5,016)	(7,882)
Net income (loss) from continuing operations	(56,707)	56,241	(3,122)	(128,774)	(4,238)	(30,028)	(23,114)	(56,273)
Net income (loss) from discontinued operations	35,536	21,443	19,624	17,126	19,246	24,968	2,008	(6,821)
Net income (loss)	(21,171)	77,684	16,502	(111,648)	15,008	(5,060)	(21,106)	(63,094)
Less: Net income (loss) attributable to non-controlling interests	380	462	450	550	806	632	(2,797)	(9,976)
Net income (loss) attributable to EchoStar Corporate common stock	$ (21,551)	$ 77,222	$ 16,052	$ (112,198)	$ 14,202	$ (5,692)	$ (18,309)	$ (53,118)
EBITDA	$ 88,029	$ 208,660	$ 153,243	$ 18,569	$ 145,602	$ 124,835	$ 139,763	$ 167,399
Adjusted EBITDA	$ 124,484	$ 145,382	$ 154,435	$ 130,804	$ 139,825	$ 134,731	$ 152,326	$ 155,886

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Post BSS Transaction – Continuing Ops ($000)

	Q1-18	Q2-18	Q3-18	Q4-18	Q1-19	Q2-19	Q3-19	Q4-19
Segment Operating Results:								
Revenue								
Hughes	$ 400,818	$ 426,306	$ 444,762	$ 444,642	$ 445,337	$ 451,847	$ 463,735	$ 491,823
ESS	8,264	7,496	6,802	4,669	4,033	3,742	4,098	4,384
Corporate and Other	4,750	4,747	4,710	4,672	5,012	4,842	4,429	2,799
Total	$ 413,832	$ 438,549	$ 456,274	$ 453,983	$ 454,382	$ 460,431	$ 472,262	$ 499,006
Adjusted EBITDA								
Hughes	$ 137,564	$ 160,668	$ 167,491	$ 150,809	$ 161,642	$ 155,212	$ 173,298	$ 176,738
ESS	5,933	4,858	4,687	2,286	1,729	1,486	1,791	1,988
Corporate and Other	(19,013)	(20,144)	(17,743)	(22,291)	(23,546)	(21,967)	(22,763)	(22,840)
Total	$ 124,484	$ 145,382	$ 154,435	$ 130,804	$ 139,825	$ 134,731	$ 152,326	$ 155,886
Reconciliation of GAAP to Non-GAAP Measurement:								
Net income (loss)	(21,171)	77,684	16,502	(111,648)	15,008	(5,060)	(21,106)	(63,094)
Interest income	(15,635)	(19,253)	(21,349)	(24,038)	(24,429)	(23,213)	(17,175)	(17,535)
Interest expense, net of amounts capitalized	55,055	54,105	54,878	55,250	53,199	53,749	49,865	94,203
Income tax provision (benefit), net	(4,574)	4,886	7,962	(1,698)	2,898	4,692	5,016	7,882
Depreciation and amortization	110,270	113,143	115,324	118,379	118,978	120,267	122,374	129,146
Net (income) loss from discontinued operations	(35,536)	(21,443)	(19,624)	(17,126)	(19,246)	(24,968)	(2,008)	6,821
Net (income) loss attributable to non-controlling interests	(380)	(462)	(450)	(550)	(806)	(632)	2,797	9,976
EBITDA	$ 88,029	$ 208,660	$ 153,243	$ 18,569	$ 145,602	$ 124,835	$ 139,763	$ 167,399
(Gains) losses on investments, net	36,664	(65,396)	(2,873)	44,227	(6,937)	(12,855)	(8,295)	(825)
Impairment of long-lived assets	-	-	-	65,220	-	-	-	-
Litigation expense	-	-	-	2,750	-	24,504	1,824	(627)
Vendor settlement	-	(9,571)	-	-	-	-	-	-
License fee dispute - India, net of non-controlling interests	-	-	-	-	-	-	3,940	(7,150)
Foreign currency transaction (gains) losses, net	(209)	11,689	4,065	38	1,160	(1,753)	15,094	(2,911)
Adjusted EBITDA	$ 124,484	$ 145,382	$ 154,435	$ 130,804	$ 139,825	$ 134,731	$ 152,326	$ 155,886

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Note on Use of Non-GAAP Financial Measures EBITDA is defined as “Net income (loss)” excluding “Interest income and expense, net”, “Income tax benefit (provision), net”, “Depreciation and amortization,” “Net income (loss) from discontinued operations,” and “Net income (loss) attributable to noncontrolling interests.” Adjusted EBITDA is defined as EBITDA excluding “Gains and losses on investments, net,” “Foreign currency translation gains (losses), net”, and other non-recurring or non-operational items. EBITDA and Adjusted EBITDA are not measures determined in accordance with US GAAP. EBITDA and Adjusted EBITDA are reconciled to “Net income (loss)” in the table above and should not be considered in isolation or as a substitute for operating income, net income or any other measure determined in accordance with US GAAP. Our management uses EBITDA and Adjusted EBITDA as measures of our operating efficiency and overall financial performance for benchmarking against our peers and competitors. Management believes that these non-GAAP measures provide meaningful supplemental information regarding the underlying operating performance of our business and are appropriate to enhance an overall understanding of our financial performance. Management also believes that EBITDA and Adjusted EBITDA are useful to investors because they are frequently used by securities analysts, investors, and other interested parties to evaluate the performance of companies in our industry. 4